Exhibit 10.13

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this “Agreement”), dated as of May 24, 2018, is by and among the entities listed on the signature pages hereto under the caption “Borrower” (individually and collectively, “Borrower), and Traunch Four, LLC (together with its successors and assigns, the “Lender”).

RECITALS:

WHEREAS, the Borrower has requested that the Lender provide the Borrower with certain capital, to support the construction and equipping of various grow facilities in Quincy, Florida

WHEREAS, the Lender is willing to make such loans to the Borrower, upon the terms and provisions and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and of any loans now or hereafter made to or for the benefit of the Borrower by the Lender, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

1.	LOAN; INTEREST; FEES.

1.1 Loans. (a) On the terms and subject to the conditions set forth in this Agreement, the Lender agrees to make 1 loans (“Loan”) to the Borrower each in the amount of Six Million US Dollars and No Cents ($6,000,000.00) (Loans to occur on May ___, 2018).

1.2 Interest. (a) The Borrower agrees to pay to the Lender interest on the daily outstanding principal balance of Twelve Percent Per Annum (12%) paid in US dollars.

(b) Accrued interest on the Loan shall be payable in arrears on the first calendar day of each month and at maturity, commencing with the first day of the calendar month after the purchase of such real estate.

1.3 Principal. Borrower shall pay Six Million Dollars and No Cents ($6,000,000.00) in one payments of principal, as follows:

(i) May ___, 2020 - $6,000,000.00

1.4 Stock. In consideration for the loan George Hackney, Inc. shall issue one percent (1%) of its total share(s) which is sixty-five and seventy-eight hundredths shares (64.77 shares) of stock to Traunch Four, LLC. These shares of stock shall contain sale restrictions of six months after a go public event.

1.5 Term of this Agreement. The Borrower shall have the right to terminate this Agreement following prepayment of all of the Liabilities, the remaining interest on the note to the full term is not owed only interest from the date of the funding to the date of prepayment is owed. This loan shall terminate no later than May ____, 2020.

1.6 Optional Prepayment of Loans. Borrower may, at its option, prepay, without penalty or premium at any time during the term of this Agreement all or any portion of the Loans.

1.7 Limitation on Charges. It being the intent of the parties that the rate of interest and all other charges to the Borrower be lawful, if for any reason the payment of a portion of the interest or other charges otherwise required to be paid under this Agreement would exceed the limit which the Lender may lawfully charge the Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amounts in excess of such limit shall have been paid, then such amounts shall at the sole option of the Lender either be refunded to the Borrower or credited to the principal amount of the Liabilities (or any combination of the foregoing) so that under no circumstances shall the interest or other charges required to be paid by the Borrower hereunder exceed the maximum rate allowed by applicable law, and Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any such excess interest.

2.	CONDITIONS OF LOANS.

2.1 Conditions to all Loans. Notwithstanding any other term or provision contained in this Agreement, the making of any Loan provided for in this Agreement shall be conditioned upon the following:

(a) Financial Condition. No Material Adverse Change or material adverse change, as determined by the Lender in its reasonable discretion, in the prospects of Borrower shall have occurred at any time or times subsequent to the most recent request for any Loan under this Agreement.

(b) No Default. Neither a Default nor an Event of Default shall have occurred and be continuing.

(c) Other Requirements. The Lender shall have received, in form and substance reasonably satisfactory to the Lender, all certificates, orders, authorities, consents, affidavits, schedules, instruments, agreements, financing statements, and other documents which are provided for hereunder, or which the Lender may at any time reasonably request.

3.	REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants that as of the date of this Agreement, and continuing as long as any Liabilities (other than contingent indemnification obligations) remain outstanding, and (even if there shall be no such Liabilities outstanding) as long as this Agreement remains in effect:

3.1 Existence. The Borrower is a limited liability company or corporation, as the case may be, duly formed or incorporated, as the case may be, validly existing and in good standing under the laws of the Applicable State. If applicable, the Borrower is duly qualified and in good standing as a foreign limited liability company or corporation authorized to do business in each jurisdiction where such qualification is required because of the nature of its activities or properties. The Borrower has all requisite limited liability company or corporate power to carry on its business as now being conducted and as proposed to be conducted. All of the issued and outstanding membership interests and capital stock of Borrower are duly authorized and validly issued, fully paid, and free and clear of all Liens, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. None of such membership interests in the Borrower is certificated.

3.2 Corporate Authority. The execution and delivery by the Borrower of this Agreement and all of the other Financing Agreements to which Borrower is a party and the performance of its obligations hereunder and thereunder: (i) are within its limited liability company or corporate powers; (ii) are duly authorized by the members, stockholders, managers and board of directors of the Borrower; and (iii) are not in contravention of the terms of its respective Operating Agreement or Bylaws, or of any indenture, agreement or undertaking to which it is a party or by which it or any of its property is bound. The execution and delivery by the Borrower of this Agreement and all of the other Financing Agreements to which it is a party and the performance of its obligations hereunder and thereunder: (i) do not require any governmental consent, registration or approval; (ii) do not contravene any contractual or governmental restriction binding upon it; and (iii) will not, except in favor of Lender, result in the imposition of any Lien upon any property of Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which it is a party or by which it or any of its property may be bound or affected.

3.3 Binding Effect. This Agreement and all of the other Financing Agreements to which the Borrower is a party are the legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights and remedies generally.

3.4 Financial Data.

(a) All income statements, balance sheets, cash flow statements, statements of operations, financial statements, and other financial data which have been or shall hereafter be furnished to the Lender for the purposes of or in connection with this Agreement do and will present fairly in all material respects in accordance with GAAP, consistently applied, the financial condition of the Borrower as of the dates thereof and the results of its operations for the period(s) covered thereby.

(b) During the Interim Period, there has been no Material Adverse Change with respect to Borrower.

3.5 Solvency. After giving effect to this Agreement, the Borrower is solvent, is able to pay its debts as they mature or become due, has capital sufficient to carry on its business and all businesses in which it is about to engage, and now owns assets and property having a value both at fair valuation and at present fair saleable value on a going concern basis (as determined in a manner and based upon assumptions satisfactory to the Lender in its reasonable determination) greater than the amount required to pay all of its debts and liabilities, including, without limitation, all of the Liabilities. The Borrower will not be rendered insolvent by the execution and delivery of this Agreement or any Financing Agreement, or by completion of the transactions contemplated hereunder or thereunder.

3.6 Principal Place of Business; State of Formation. As of the Closing Date, the principal place of business and chief executive office of Borrower is 24671 US Highway 19 N, Clearwater, Florida 33763. The books and records of the Borrower and all records of account are located at the principal place of business and chief executive office of the Borrower. The Borrower’s state of formation/incorporation is the Applicable State.

3.7 Subsidiaries. The Borrower has no subsidiaries.

3.8 Other Agreements. The Borrower is not in default under or in breach of any material agreement, contract, lease, or commitment to which it is a party or by which it is bound. The Borrower does not know of any dispute regarding any agreement, contract, instrument, lease or commitment which could reasonably be expected to have a Material Adverse Effect.

3.9 Compliance with Laws and Regulations. The execution and delivery by the Borrower of this Agreement and all of the other Financing Agreements to which it is a party and the performance of the Borrower’s obligations hereunder and thereunder are not in contravention of any law, rule or regulation, including, without limitation, Healthcare Laws. The Borrower has obtained all licenses, authorizations, approvals, licenses and permits necessary in connection with the operation of its business. The Borrower is in compliance with all laws, orders, rules, regulations and ordinances of all federal, foreign, state and local Governmental Authorities applicable to it and its business, operations, property, and assets, except to the extent any such non-compliance could reasonably be expected to not result in a Material Adverse Effect.

3.10 Intellectual Property. The Borrower does not own or otherwise possess any patents, patent applications, copyrights, trademarks, trademark applications, trade names, or service marks. To the Borrower’s best knowledge, none of its intellectual property infringes on the rights of any other Person.

3.11 Disclosure. None of the representations or warranties made by the Borrower herein or in any Financing Agreement to which the Borrower is a party and no other written information provided by the Borrower or its representatives to the Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that with respect to projections, Borrower represents only that they are based on reasonable assumptions and good faith estimates). The Borrower has disclosed to the Lender all facts of which the Borrower has knowledge which might result in a Material Adverse Effect either prior or subsequent to the consummation of the transactions contemplated hereby or which at any time hereafter might result in a Material Adverse Effect.

3.12 Pension Related Matters. Each employee pension plan (other than a multiemployer plan within the meaning of Section 3(37) of ERISA and to which the Borrower or any ERISA Affiliate has or had any obligation to contribute (a “Multiemployer Plan”)) maintained by the Borrower or any of its ERISA Affiliates to which Title IV of ERISA applies and (a) which is maintained for employees of the Borrower or any of its ERISA Affiliates or (b) to which the Borrower or any of its ERISA Affiliates made, or was required to make, contributions at any time within the preceding five (5) years (a “Plan”), complies, and is administered in accordance, with its terms and all material applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended, and any successor statute thereto (the “Tax Code”), and with all material applicable rulings and regulations issued under the provisions of ERISA and the Tax Code setting forth those requirements. No “Reportable Event” or “Prohibited Transaction” (as each is defined in ERISA) or withdrawal from a Multiemployer Plan caused by the Borrower has occurred and no funding deficiency described in Section 302 of ERISA caused by the Borrower exists with respect to any Plan or Multiemployer Plan which could have a Material Adverse Effect. If and to the extent applicable, the Borrower and each ERISA Affiliate has satisfied all of their respective funding standards applicable to such Plans and Multiemployer Plans under Section 302 of ERISA and Section 412 of the Tax Code and the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA (“PBGC”) has not instituted any proceedings, and there exists no event or condition caused by the Borrower which would constitute grounds for the institution of proceedings by PBGC, to terminate any Plan or Multiemployer Plan under Section 4042 of ERISA which could have a Material Adverse Effect.

3.13 Business of Borrower. The Borrower is an entity that is licensed by the State of Florida to grow, manufacture and dispense medical cannabis.

3.14 HIPAA. Borrower has not received any notice from any Governmental Authority that such Governmental Authority has imposed or intends to impose any enforcement actions, fines or penalties for any failure or alleged failure to comply with HIPAA.

3.15 USA Patriot Act. Borrower represents and warrants to Lender that neither the Borrower nor any of its Affiliates is identified in any list of known or suspected terrorists published by any United States government agency (collectively, as such lists may be amended or supplemented from time to time, referred to as the “Blocked Persons Lists”) including, without limitation, (a) the annex to Executive Order 13224 issued on September 23, 2001, and (b) the Specially Designated Nationals List published by the Office of Foreign Assets Control.

4.0	USE OF PROCEEDS.

4.1 Use of Proceeds. The Borrower shall use the proceeds of the Loan for the purpose of constructing cannabis growing facilities and equipment.

5.0	MISCELLANEOUS.

5.1 Waiver. The Lender’s failure, at any time or times hereafter, to require strict performance by the Borrower of any provision of this Agreement shall not waive, affect or diminish any right of the Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Lender of an Event of Default under this Agreement or a default under any of the other Financing Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the other Financing Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement or any of the other Financing Agreements and no Event of Default under this Agreement or default under any of the other Financing Agreements shall be deemed to have been suspended or waived by the Lender unless such suspension or waiver is in writing signed by an officer of the Lender, and directed to the Borrower specifying such suspension or waiver.

5.2 Assignability; Parties. This Agreement (including, without limitation, any and all of the Borrower’s rights, obligations and liabilities hereunder) may not be assigned by (a) the Borrower without the prior written consent of the Lender, or (b) the Lender without the prior written consent of the Borrower, such consent not to be unreasonably withheld, conditioned or delayed, provided that no such consent shall be required if an Event of Default exists.

5.3 Severability; Construction. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

5.4 Equitable Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lender; therefore, the Borrower agrees that the Lender, if the Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

5.5 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior written or oral understandings, discussions and agreements with respect thereto (including, without limitation, any term sheet or commitment letter). This Agreement may be amended or modified only by mutual agreement of the parties evidenced in writing and signed by the party to be charged therewith. Time is of the essence hereof with respect to the Borrower’s obligations hereunder. The Recitals hereto are hereby incorporated into this Agreement by this reference thereto.

5.6 Indemnity. The Borrower agrees to defend, protect, indemnify and hold harmless the Lender and each and all of its officers, directors, employees, attorneys, affiliates, parent entity, agents, successors and assigns (collectively, “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Parties shall be designated by a party thereto, or otherwise), which may be imposed on, incurred by, or asserted against any Indemnified Party (whether direct, indirect or consequential, and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement.

5.7 Counterparts; Faxes. This Agreement and any amendment or supplement hereto or any waiver granted in connection herewith may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

5.8 Confidentiality. Lender shall hold all non-public information regarding the Borrower and obtained by Lender pursuant hereto in accordance with Lender’s customary procedures for handling information of such nature, except that disclosure of such information may be made to Lender’s agents, employees, subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, on a confidential basis.

5.85 Consent to Use As Medical Marijuana Business Lender acknowledges and consent that real estate is being used by a Medical Marijuana licensed entity George hackney, Inc.

5.9 Borrower Agent. Each Borrower hereby designates Ben Atkins as each such Borrower’s representative and agent (in such capacity, “Borrower Agent”) for all purposes under this Agreement, including delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Liabilities, requests for waivers, amendments or other accommodations and/or actions under this Agreement, and signatures on behalf of Borrower to any and all instruments, amendments, certificates and documents made in favor of or with Lender. Borrower Agent (as the Borrower’s representative) hereby accepts such appointment. Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication delivered by Borrower Agent on behalf of any Borrower. Lender may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of each such Borrower. Lender shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under this Agreement with respect to each of the Borrower. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against each such Borrower.

5.10 SUBMISSION TO JURISDICTION; WAIVER OF VENUE. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE MIDDLE DISTRICT OF FLORIDA AND APPELLATE COURTS FROM ANY THEREOF;

5.11 JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND KNOWINGLY WAIVE (TO THE FULLEST EXTENT PERMITTED BY LAW) ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY COUNTERCLAIM) ARISING OUT OF THIS AGREEMENT, THE FINANCING AGREEMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO, INCLUDING, WITHOUT LIMITATION, ANY ACTION OR PROCEEDING (A) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (B) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT AND THE FINANCING AGREEMENTS. THE LENDER AND THE BORROWER AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

[Signature Page Follows]

IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the day and year first above written.

LENDER:

Traunch Four, LLC

By:	/s/ Kim Rivers
Name:	Kim Rivers
Its:	Manager

BORROWER:

By: George Hackney, Inc.

By:	/s/ Ben Atkins
Ben Atkins
Its:	CFO